CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1998, appearing on page 27 of the International Flavors & Fragrances Inc. Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectuses.

PRICEWATERHOUSECOOPERS LLP

1177 Avenue of the Americas
New York, New York 10036

July 23, 1998